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     2/nd/ Amendment to the Master Agreement for Joint Collaboration dated
                               November 14, 1997
                           (hereinafter "Agreement")

                                    between

                fonix corporation. Salt Lake City, Utah, U.S.A.
                             (hereinafter "fonix")

                                      and

           Siemens Aktiengesellschaft, Berlin and Munchen, Germany
                            (hereinafter "Siemens")

Pursuant to paragraph 3.2 of the Agreement, as amended on Feb. 13, 1998, 2,000,000 DM of the 5,000,000 DM which Siemens shall pay to fonix upon execution of the First Statement of Work shall be allocated to the purchase of fonix common stock. The Parties hereby agree to prolong the period in which Siemens may purchase such fonix common stock from one hundred and twenty (120) days from the date of the Agreement to one hundred and thirty-five (135) days from the date of the Agreement.

Further the Parties agree, that the ownership of the stock may subsequently to the purchase be transferred from Siemens Aktiengesellschaft to a Subsidiary in the U.S. or vice versa.

The other terms and conditions of the Agreement shall remain unchanged.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates specified below:

Date: 13 March 1998                      Date:



fonix corporation                        Siemens Aktiengesellschaft


/s/ Roger D. Dudley                      /s/
-------------------------------
Roger D. Dudley
Executive V.P.